UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2023
PORCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)
(855) 767-2400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant.

On October 2, 2023, Porch Group, Inc. (the “Company”) appointed Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2023, effective immediately. The appointment of Grant Thornton was approved by the Audit Committee of the Company’s Board of Directors.

During the years ended December 31, 2022 and 2021 and the subsequent interim period through October 2, 2023, neither the Company nor anyone on its behalf consulted Grant Thornton regarding (i) the application of accounting principles to a specific completed or proposed transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions related thereto, or reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

On October 2, 2023, the Company dismissed Ernst & Young (“EY”) as the independent registered public accounting firm for the Company and its subsidiaries, effective immediately. The dismissal of EY was approved by the Audit Committee of the Company’s Board of Directors.

EY’s audit reports on the financial statements of the Company for the years ended December 31, 2022 and 2021 contained an unqualified opinion on the Company's consolidated financial statements and an adverse opinion on the Company’s internal control over financial reporting; however they did not include a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and in the subsequent interim period through October 2, 2023, there have been no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

During the Company’s two most recent fiscal years and in the subsequent interim period through October 2, 2023, EY did not advise the Company of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(v) of Regulation S-K, except for (a) the material weaknesses of internal control over financial reporting disclosed by the Company in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 related to the design and implementation of information technology general controls in the areas of user access and program change-management for systems, and related process-level automated controls, supporting the Company’s internal control processes; the identification, design, implementation, and retention of evidence of control activities, including controls over the completeness and accuracy of information produced by the entity that is used in the operation of its control activities; and the quantity of personnel across the organization to design and operate internal controls commensurate with the nature, growth, and complexity of our business and (b) the material weakness of internal control over financial reporting disclosed by the Company in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 related to the ineffective design and operation of information technology (“IT”) general controls over the IT systems supporting the Company’s subsidiary, Homeowners of America (HOA), and the ineffective business process controls (automated and manual) that are dependent on the ineffective IT systems.

As reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, the Company continues efforts to remediate the material weakness, but the material weakness has not been fully remediated as of June 30, 2023, as management has not yet been able to conclude, through testing, that the applicable controls have operated effectively.
The Company provided to EY the disclosure contained in this Current Report on Form 8-K and requested EY to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP, dated October 2, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Shawn Tabak
	Name:	Shawn Tabak
	Title:	Chief Financial Officer
Date: October 2, 2023